SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to 14a-12

BROOKSTONE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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THIS FILING CONSISTS OF THE COMPANY’S PRESS RELEASE DATED APRIL 27, 2005.

In connection with Brookstone, Inc.’s (the “Company”) solicitation of proxies with respect to the meeting of shareholders to be called with respect to the proposed merger of Brookstone Acquisition Corp., a Delaware corporation (“Acquisition”), with and into the Company, with the Company continuing as the surviving corporation and a subsidiary of Brookstone Holdings Corp., a Delaware corporation (“Parent”), pursuant to the terms of the previously-filed Agreement and Plan of Merger, dated April 15, 2005, among Parent, Acquisition and the Company, Brookstone will file with the Securities and Exchange Commission (the “SEC”), and will furnish to shareholders of Brookstone a proxy statement. Shareholders are advised to read the proxy statement when it is finalized and distributed to shareholders because it will contain important information. Shareholders will be able to obtain a free-of-charge copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Shareholders will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Brookstone Inc., Merrimack NH Attention: Investor Relations, Telephone: 603-577-8044, or from the Company’s website, http://www.brookstone.com.

Statements in this filing which are not historical facts, including statements about the Company’s confidence or expectations, earnings, anticipated operations of its e-commerce sites and those of third-party service providers, and other statements about the Company’s operational outlook, are forward-looking statements subject to risks and uncertainties that could cause actual results to differ materially from those set forth in such forward-looking statements. Such risks and uncertainties include, without limitation, risks of changing market conditions in the overall economy and the retail industry, consumer demand, the effectiveness of e-commerce technology and marketing efforts, availability of products, availability of adequate transportation of such products, and other factors detailed from time to time in the Company’s annual and other reports filed with the SEC. Words such as “estimate”, “project”, “plan”, “believe”, “feel”, “anticipate”, “assume”, “may”, “will”, “should” and similar words and phrases may identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligations to publicly release any revisions to these forward-looking statements or reflect events or circumstances after the date hereof.

Statements about the expected timing, completion and effects of the proposed merger and all other statements in this release other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward- looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company may not be able to complete the proposed merger on the terms described above or other acceptable terms or at all because of a number of factors, including the failure to obtain shareholder approval, the failure of financing or the failure to satisfy the other closing conditions. These factors, and other factors that may affect the business or financial results of the Company are described in the Company’s filings with the SEC.

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Brookstone Issues Statement Reaffirming Its Intent to Continue Operations in Mexico, Missouri

MEXICO, Mo., April 27, 2005 – Product developer and specialty retail company Brookstone, Inc., today issued the following statement regarding its operations in Mexico, Missouri.

“Brookstone and the city of Mexico, Missouri have enjoyed a productive working relationship for the past 17 years,” said Ranny Welton, Operational Vice President of Distribution for Brookstone. “While we understand that the recent announcement concerning the proposed merger has raised many questions, we want to assure the city of Mexico, its citizens and our own Associates that we fully intend to continue our operations in this community.”

Mr. Welton continued: “Brookstone has been a major employer and vibrant member of the Mexico community for many years, and our recent investments and actions underscore our intent to remain in the area. For example, last year Brookstone completed a three-year, multi-phase enhancement and expansion of its Distribution Center that we believe will serve the Company’s needs for at least the next five years. Furthermore, Brookstone recently signed a long-term lease on its Distribution Center that runs through 2023.”

Mr. Welton continued: “Mexico represents an ideal home for Brookstone’s distribution and customer-contact operations for many reasons. Chief among these are its central location, its civic leadership and, most importantly, the quality of its people, many of whom we are proud to call our Associates.”

Mr. Welton concluded: “As the proposed merger runs through the process, we will do whatever we can to keep the people of Mexico, as well as our own Associates, apprised of developments to ensure that everyone understands our intent to remain a vibrant member of the community.”

Brookstone, Inc. is a product development and specialty retail company that operates 288 Brookstone Brand stores nationwide and in Puerto Rico, as well as Distribution and Customer-Care Center in Mexico, Mo. Typically located in high-traffic regional shopping malls, lifestyle centers and airports, the stores feature unique and innovative consumer products. The Company also operates five stores under the Gardeners Eden Brand, and a Direct-Marketing business that consists of three catalog titles — Brookstone, Hard-to-Find Tools and Gardeners Eden — as well as e-commerce web sites at http://www.brookstone.com and http://www.gardenerseden.com.

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